Exhibit 5.1

SILVERMAN SCLAR SHIN & BYRNE PLLC
381 Park Avenue South, Suite 1601
New York, New York 10016
Tel.  No.  212-779-8600
Telecopy Number - (212) 779-8858

July 9, 2009

Board of Directors
Hemispherx Biopharma, Inc.
1617 JFK Boulevard
Philadelphia, Pennsylvania 19103

Re:	Registration Statement on Form S-8.

Ladies and Gentlemen:

In connection with the preparation of the above-referenced Registration Statement (the “Registration Statement”), which is being filed on or about the date of this letter on behalf of Hemispherx Biopharma, Inc., a Delaware Company (the “Company”), you have asked us to provide you this opinion letter pursuant to the requirements of Form S-8 and in accordance with Item 601 of Regulation S-K promulgated by the Securities and Exchange Commission. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act") of 15,000,000 shares of the Company’s common stock (collectively, the “Shares”) reserved for future issuance under the Hemispherx Biopharma, Inc. 2009 Equity Incentive Plan (the “Plan”) and/or upon exercise of stock options to be granted under the Plan.

In connection with this opinion, we have examined and relied upon, without further investigation, the following in connection with rendering the opinions expressed herein: (a) the Plan; (b) the Registration Statement; (c) corporate records, including the Amended and Restated Certificate of Incorporation of the Company, the Company’s Restated and Amended By-laws and related resolutions adopted by the Board of Directors of the Company, and (d) such other documents, certificates, records, and oral statements of public officials and the officers of the Company as we deemed necessary for the purpose of rendering the opinions expressed herein.

In our examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies or by facsimile or electronic mail, and the authenticity of the originals from which such copies, facsimiles, or electronic transmissions were made.  In our examination of documents executed by persons, legal or natural, other than the Company, we have assumed that such persons had the power, corporate or otherwise, to enter into and perform all obligations thereunder and that such documents are valid and binding.  In rendering this opinion, we have assumed without investigation that the certificates or other records evidencing the Shares issued or to be issued under the Plan or upon exercise of options issued or to be issued under the Plan and the ownership thereof will be in proper form and will be duly and properly completed and properly executed.

Based upon and subject to the foregoing and the balance of this opinion, we are of the opinion that: (i) all Shares to be issued under the Plan, when issued in accordance with the terms of the Plan, including payment of the consideration therefor, will be legally issued, fully paid and nonassessable, and (ii) all Shares issuable upon exercise of options to be issued under the Plan, when issued in accordance with the terms of such options, including payment of the exercise prices thereof, will be legally issued, fully paid and nonassessable.

This opinion letter is limited to the specific legal issues that it expressly addresses, and no opinion may be inferred or implied beyond the matters expressly set forth herein.  We express no opinion as to the law of any jurisdiction other than the General Corporation Law of the State of Delaware, as amended.  No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

We consent to the filing of this opinion letter, or a reproduction thereof, as an exhibit to the Registration Statement.  In giving such consent, however, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules or regulations promulgated by the Securities and Exchange Commission thereunder.

This opinion letter is rendered on the date set forth above, and we have no continuing obligation hereunder to inform you of changes in the applicable law or the facts after such date or facts of which we have become aware after the date hereof, even though such changes or facts could affect our opinions expressed herein.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,

s/Silverman Sclar Shin & Byrne PLLC
Silverman Sclar Shin & Byrne PLLC